VINTAGE MUTUAL
      FUNDS, INC.


      CONSENT OF INDEPENDENT REGISTERED PUBLIC
      ACCOUNTING FIRM TO BE FILED AS EXHIBIT 99.B(J) TO
      POST-EFFECTIVE AMENDMENT NO. 29 TO
      REGISTRATION STATEMENT NO. 33-87498
      ON FORM N-1A OF VINTAGE MUTUAL FUNDS, INC.
      AS OF JULY 25, 2006



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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 33-87498 on Form N-1A of our report dated May 19, 2006, relating to the financial statements and financial highlights of Vintage Mutual Funds, Inc. including Vintage Bond Fund, Vintage Limited Term Bond Fund, Vintage Municipal Bond Fund, Institutional Money Market Fund, Institutional Reserves Fund, Liquid Assets Fund, and Municipal Assets Fund, appearing in the Annual Report on Form N-CSR of Vintage Mutual Funds, Inc. for the year ended March 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche, LLP


Kansas City, Missouri
July 25, 2006